                                                                    Exhibit 10.6

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designiated as "*". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



                        Novation and Amendment Agreement

                                     between

                            Rolls-Royce Brazil Ltda.

                                       and

                              MTU Aero Engines GmbH

                                       and

                             TAM Linhas Aereas S.A.

THIS NOVATION AND AMENDMENT AGREEMENT (the "Agreement") is made the 8th day of November 2001

BETWEEN:

A.   MTU Aero Engines GmbH (formerly: MTU Motoren- und Turbinen-Union Munchen
     GmbH) of Dachauer Strasse 665, 80995 Muenchen, Germany ("MTU");

B. Rolls-Royce Brazil Ltda. of Rua Dr. Cincinato Braga 47, Sao Bernarda do Campo, Brazil ("Rolls Royce Brazil"); and

C. TAM Linhas Aereas S.A. (as successor to TAM - Transportes Aereos Regionais S.A.) of Av Jurandir 856, Jardim Ceci, Sao Paolo - SP - CEP 04072-000 Sao Paulo, Brazil ("TAM");

hereinafter individually referred to as a "Party" and collectively as the "Parties"

1    Recitals

     1.1 This novation and amendment agreement is supplemental both to an agreement dated 14 September 2000 and made between MTU and TAM (the "Contract") a copy of which is set out in Exhibit 1 to this Agreement and to an agreement of even date herewith between MTU and Rolls-Royce plc for the transfer of MTU's business as set out in the Contract to Rolls Royce Brazil.

     1.2 MTU has subcontracted some or all of the Services (as defined in the Contract) to third parties including Rolls Royce Brazil.

     1.3 MTU wishes to be released and discharged from the Contract and TAM has agreed to release and discharge MTU upon Rolls Royce Brazil's undertaking to perform the Contract and to be bound by the terms of the Contract in place of MTU and the provisions of this Agreement.

     1.4 Certain Services are presently being performed pursuant to the Contract by MTU and/or its subcontractors. As a result certain Engines, Modules or Parts are at the date hereof in the custody of Rolls Royce Brazil pursuant to subcontract arrangements between MTU and Rolls Royce Brazil. That state of affairs is expected to remain the case on the Effective Date.

     1.5 The Parties do not wish accrued rights, obligations and liabilities under the Contract immediately prior to the Effective Date to be affected by the present novation and amendment but wish Rolls Royce Brazil effectively to assume the obligations of MTU (subject to the amendments provided herein) for the purposes of Services commenced on or after the Effective Date.

NOW IT IS AGREED as follows:

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                                                                    Page 3 of 12


1    Effective Date

     This Agreement shall become effective immediately upon the satisfaction of the conditions referred to in Exhibit 3 (the "Effective Date"). Promptly after the occurrence of the Effective Date, MTU shall notify in writing each of the Parties to this Agreement of such occurrence.

2    Novation

     In consideration of the sum of US$1.00 paid by each of Rolls Royce Brazil and MTU to TAM, the receipt whereof is hereby acknowledged, and for other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged), each of the Parties agrees that with effect from the Effective Date:

     (a) Rolls Royce Brazil agrees to be substituted for MTU as a party to the Contract and in that capacity to perform all future obligations and to assume all future duties and liabilities of MTU under the Contract (as amended pursuant to Clause 3 below (the "Amended Contract")) subject to the terms and conditions of this Agreement;

     (b) MTU hereby agrees to transfer to Rolls Royce Brazil all its future rights and obligations in, to and under the Amended Contract subject to the terms and conditions of this Agreement;

     (c) subject to Clauses 4 and 5 below, MTU releases and discharges TAM from all its obligations, duties and liabilities to MTU under the Amended Contract;

     (d) subject to Clauses 4 and 5 below, TAM hereby releases and discharges MTU from all its obligations, duties and liabilities to TAM under the Amended Contract;

     (e) TAM hereby agrees to perform in favour of Rolls Royce Brazil all of its obligations, and assume all of its duties and liabilities under the Amended Contract on and after the Effective Date and to perform and assume those obligations, duties and liabilities of "the Operator" under the Amended Contract; and

     (f) TAM consents to and accepts the assumption by Rolls Royce Brazil of MTU's future rights and obligations, duties and liabilities under the Amended Contract and its agreement to perform the obligations of "MTU-M", "MTU-H" and "MTU" under the Amended Contract.

3.   Amendment

     With effect from the Effective Date the Contract will be amended as set out in Exhibit 2 to this Agreement and the Parties confirm the terms of the Amended Contract for the purposes of Services to be commenced on or after the Effective

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                                                                    Page 4 of 12


     Date. Except as expressly set out in this Agreement, the Contract shall remain in full force and effect in accordance with its terms for the purposes of Services performed in whole or in part prior to the Effective Date.

4.   Simultaneous Events

     Each of the events described in Clauses 2 and 3 above shall occur simultaneously.

5.   Preservation of existing rights and liabilities

     Notwithstanding the provisions of this Agreement and of Clause 2.1 in particular, the respective rights, obligations and liabilities of TAM and MTU as against each other under the Contract immediately prior to the Effective Date in respect of any Services (as defined in the Contract) whether previously performed and invoiced or in progress at the Effective Date shall not be affected by this Agreement or the occurrence of the Effective Date. The rights, duties and obligations of TAM and MTU with respect to Services performed in whole or in part prior to the Effective Date remain governed by the Contract until completion of all such Services.

     Neither Rolls Royce Brazil nor any member of the Rolls-Royce plc group of companies assumes any liability under the Contract or under the Amended Contract for any Services performed in whole or in part prior to the Effective Date, or for any default, neglect or failure in the performance or purported performance of such Services, whether or not apparent at the Effective Date, or for breach of any other obligation associated with the Contract including without limitation the payment of any sums due or the return of Supplies (as defined in the Contract) or any other property upon completion of any such Services. This Clause operates without prejudice to any right any party may have to seek relief, recourse or indemnity against any other party under any existing contractual or sub-contractual arrangement or under the general law.

6.   Representations and Warranties

     Each of the Parties acknowledges that the other parties have entered into this Agreement in full reliance on representations by it in the following terms and it now warrants to each of the other Parties that the following statements are, at the date hereof, true and accurate:

     (a) It is a limited liability company duly constituted and validly existing under the laws of its country of incorporation, its obligations under and pursuant to this Agreement constitute its legal, valid, binding and enforceable obligations (save to the extent that enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws for the protection of creditors and debtors generally and general principles of equity) and that this Agreement has been duly executed by it;

     (b) The execution and delivery by it of this Agreement, the consummation by it of any of the transactions contemplated hereby compliance by it with any of

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                                                                    Page 5 of 12


          the terms and conditions hereof do not require any consent of any trustee or holder of any indebtedness or other obligation of it, violate any term or condition of its constitutive documents, contravene any provision of or constitute or will constitute a default under or pursuant to or result in any breach of or the creation of any lien (other than as contemplated under this Agreement) on or over any of its assets or any other agreement or instrument to which it is a party or by which it is bound;

     (c) No consent of, giving of notice to, registration with or taking of any other action in respect of any government entity in its country of incorporation is required for the execution by it of this Agreement.

7.   Acknowledgement

     Rolls Royce Brazil acknowledges and agrees for the benefit of TAM that the transfer and novation contemplated by this Agreement shall not diminish any rights of TAM under the Amended Contract (as novated hereunder) and TAM shall not be under any greater financial obligation under the Amended Contract (as novated hereunder) than, on the basis of law and regulation in effect on the Effective Date, it would have been under had the transfer and novation contemplated herein not taken place.

8.   Expenses

     MTU agrees with TAM that MTU shall pay or reimburse TAM for all reasonable legal costs and expenses incurred by TAM with Clifford Chance in London in connection with the negotiation and execution of this Agreement and in taking any action required pursuant to this Agreement.

9.   Miscellaneous

9.1 Severability, Amendment, Construction and Applicable Law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

9.2 Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH. THE LAWS OF ENGLAND INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

9.3 Notices. Each notice, request, direction or other communication under this Agreement shall:

     (a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile;

     (b)  be deemed to have been given:

          (i) in the case of a facsimile, on confirmation by the recipient of actual receipt or, if earlier, on actual or deemed receipt by the recipient of a confirmation letter; and

          (ii) in the case of a letter when delivered personally or upon actual receipt if sent by post; and

     (c)  be sent:

          (i)  to MTU:
               MTU Aero Engines GmbH
               Attn: General Counsel
               Dachauer Strasse 665
               80995 Munchen
               Germany

               Tel: +49-89-1489 3815
               Fax: +49-89-1489 5814
               Attn: Michael Weber

               With copy to:

               MTU Maintenance Hannover GmbH
               Attn: General Counsel
               Munchner Strasse 31
               30855 Langenhagen
               Germany

               Tel: +49-511-7806-388
               Fax: +49-511-78-06-100
               Attn: Andreas Brosig

          (ii) to Rolls Royce Brazil:
               Rolls-Royce Brasil
               Rua Dr. Cincinato Braga 47,
               Sao Bernarda do Campo,
               Brazil
               Tel: 55 11 4390-4804
               Fax: 55 11 4341-7683
               Attn: Customer Business Director

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                                                                    Page 7 of 12


          (iii) to TAM:
                TAM-Linhas Aereas S.A.
                Avenida Jurandir 856
                4o Andar, Lote 4
                CEP 04072-000
                Jardim Ceci
                Sao Paulo-SP
                Brazil
                Tel: +55 11 5582 8675
                Fax: +55 11 5581 9167
                Attn: Jose Zaidan Maluf, Contracts Director

or to such other address or facsimile number for a party as is notified from time to time by such party hereto to the other Parties hereto.

All communications and documents must be in English.

9.4 Counterparts. At least four counterparts of this Agreement have been executed by the Parties hereto, each of which shall be deemed to be an original but all of which take together shall constitute a single agreement.

9.5  Submission to Jurisdiction; Waiver of Immunities; Service of Process.

     (a) The courts of England are to have jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the legal relationships established by this Agreement or otherwise arising in connection with this Agreement. Rolls Royce Brazil and MTU shall not be prevented from taking proceedings relating to any dispute as aforesaid in any courts with jurisdiction including, without limitation, the courts of any jurisdiction where TAM maintains its headquarters (City of Sao Paulo, State of Sao Paulo, Central Courthouse).

     (b) All parties irrevocably waive any objection on the grounds of venue or forum non conveniens, lis alibi pendens or similar grounds, and consent to service of process by mail or in any other manner permitted by applicable law.

     (c)  Each party hereto irrevocably and unconditionally:

          (i) agrees that if any other party brings legal proceedings against it or its assets in relation to this Agreement, no immunity from such legal proceedings (which will be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

          (ii) waives any such right of immunity which it or its assets now has or may in the future acquire; and

          (iii) submits to the jurisdiction of the English Courts for any matter relating to this Agreement.

     (d) MTU and TAM shall at all times maintain an agent for service of process in England. Such agent shall be, in the case of MTU, C & C Legal Services Limited of 20 Upper Ground London SE1 9QT (any such process to be marked for the attention of Jeremy Thomas and/or Andrew Murray) and shall be, in the case of TAM, Clifford Chance Secretaries Limited currently at 200 Aldersgate Street, London EC1A 4JJ, England. Rolls Royce Brazil hereby irrevocably agrees that any writ, judgment or other notice of legal process shall be sufficiently served on Rolls Royce Brazil if delivered to the registered office for the time being of Rolls Royce plc and marked for the attention of the Company Secretary and with copy to Rolls Royce Brazil, for the attention of the Customer Business Director, at Rua Dr. Cincinato Braga, 47, Sao Bernardo do Campo - SP, 09890-900 Brazil. Any writ, judgment or other notice of legal process shall be sufficiently served on MTU or, as the case may be, TAM if delivered to its agent specified above at its address for the time being. MTU and TAM undertake not to revoke the authority of their agent specified above and if for any reason such agent no longer serves as its agent to receive service of process, that party shall promptly appoint another such agent and advice the other parties thereof.

9.6 Further Assurances. Each party hereto shall promptly and duly execute and deliver to the other parties such further documents and promptly take such further action not inconsistent with the terms hereof as any other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement or to perfect and protect the rights created or intended to be created hereunder.

9.7 Successors. This Agreement shall be binding on and shall inure to the benefit Rolls Royce Brazil, MTU and TAM and their respective successors and permitted assigns.

9.8 Language. While this Agreement may be translated into another language, the English language version shall govern in all respects.

9.9 Third Parties. Nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contract (Rights of Third Parties) Act 1999.

IN WITNESS whereof the parties, acting through their duly authorised representatives, have caused this Agreement to be signed in their respective names on the date first written above.

                                           Exhibit 1 to Schedule A / page 1 of 1


                                    EXHIBIT 1

            TAY ENGINE MAINTENANCE AGREEMENT DATED 14 SEPTEMBER 2000

                                    EXHIBIT 2

                                AMENDED CONTRACT

With effect from the Effective Date the Contract as set out in Exhibit 1 above is amended as follows in respect of Services commenced on or after the Effective
Date:

     1. any reference therein in whatever terms to the Contract shall be construed as a reference to the Contract as novated and amended by this Agreement;

     2. any references therein to "MTU-M", "MTU-H", "MTU Maintenance do Brasil Ltda." or "MTU Brasil" shall be construed as a reference to "Rolls-Royce Brazil Ltda.", otherwise abbreviated to "RRB";

     3. any references therein to "TAM-Transportes Aereos Regionais S.A." or "TAM- Regionais S.A." shall be construed as a reference to "TAM-Linhas Aereas S.A.";

     4.   the second sentence of Clause 2.8 shall be deleted in its entirety;

     5. Clause 2.9 shall be deleted in its entirety and shall be replaced by the words "Intentionally Left Blank";

     6. Clause 4.1 shall be deleted in its entirety and replaced with the following:

          "4.1 Rolls Royce Brazil shall at its own cost and expense be the importer/exporter of record of all Engines, Modules, Parts and other items imported into/exported from Brazil under this Agreement subject to the adjustments specified in Clause 10.2. Delivery of Engines, Modules, Parts and other items requiring Work to Rolls Royce Brazil shall be the obligation of the Operator."

     7. reference in Clause 5.7(iii) to "Germany" shall be deleted and replaced by the words "United Kingdom";

     8. In Clause 9.2 the words "US Dollars" shall be deleted and replaced with "Brazilian national currency (Reais)";

     9.   At Clause 9.3, the bank account details are deleted and replaced by;

          Bank: *
          Branch office number: *
          Current Account number: *
          City: *

     10. the fourth paragraph of Clause 9.3 commencing "Operator shall promptly furnish..." shall be deleted and replaced with the following:

          "Operator shall promptly furnish copies of the documents evidencing wire transfer of all such payments to the attention of Director of Finance and Administration."

     11. A new Clause 9.3.1 shall be inserted at the end of Clause 9.3 as follows:

          "9.3.1 The currency exchange rate applicable to the invoice preparation shall be the rate at the *

     12. Clause 10.1 shall be deleted, and replaced with the words "Intentionally left blank".

     13. The first two paragraphs of Clause 10.2 shall be deleted in their entirety and shall be replaced with the following:


          "10.2.1 Each of the Operator and Rolls Royce Brazil agree and acknowledge that the Fixed Price for Midlife Inspection and the Fixed Price for Overhaul specified in Appendix B are calculated on the basis of * per Flight Hour which *


          In circumstances where:

          10.2.2   (a)  new taxes (other than the Relevant Taxes) are imposed in
                        Brazil after November 2001, in respect of the performance of the Services by Rolls Royce Brazil; or

                   (b) the rate at which any of the Relevant Taxes are imposed, increases after November 2001; or

                   (c) the rate at which any of the Relevant Taxes are imposed, is reduced after November 2001;

                   then each of the Operator and Rolls Royce Brazil agree that the rate of * shall:

                   (i) in the case of Clause 10.2.2 (a) or (b), be increased with effect from the date of imposition such new tax or increased tax rate to reflect the increased tax liability of Rolls Royce Brazil as a consequence thereof; and

                   (ii) in the case of Clause 10.2.2 (c), be reduced with effect from the date of the reduction of such tax rate, to reflect the reduced tax liability of Rolls Royce Brazil as a consequence thereof.

     14.  Clause 10.4 shall be deleted in its entirety.

     15. Clause 13.5 shall be deleted in its entirety and shall be replaced by the following:

          "For the purposes of this Clause 13, the term "Indemnified Parties" shall also include the companies of the Rolls-Royce plc group of companies";

     16.  Clause 15.4 shall be deleted in its entirety;

     17. paragraphs 3 and 4 of Clause 18 shall be deleted and shall be replaced by the following:

          "For Rolls-Royce Brazil Ltda.:

          Rolls-Royce Brazil Ltda.
          Attn:    Customer Business Director
          Address: Rolls Royce Brazil
                   Rua Dr. Cincinato Braga 47
                   Sao Bernarda do Campo
                   Brazil
          Phone:   + 55 11 4390-4804
          Fax:     + 55 11 4341 7683
          E-mail:  [____________________]"

     18. The second paragraph of Clause 1.3 of Appendix B shall be amended by adding the following sentence at the end of each such paragraph:

          *

          *

     19. The first paragraph of Clause 2 of Appendix B shall be deleted. The second paragraph of Clause 2 of Appendix shall be deleted in its entirety and shall be replaced with the following:


          *"RRB shall invoice to the Operator (in addition to the Fixed Price for Overhaul) in respect of each Engine sent by the Operator to RRB for the performance of an Overhaul (but not in respect of Midlife Inspections) *

     20. *In Appendix C "Escalation Formulae", paragraphs 2 (Material Price Escalation) and 3.1, "Fixed Price Escalation" (in the definition of the term M1), references to [ * ] are deleted and replaced by [ * ]

                                    EXHIBIT 3

                              CONDITIONS PRECEDENT

1. Confirmation in writing from each of TAM and Rolls Royce Brazil that the lease terms in respect of 8 engine finance leases entered into between TAM and Rolls Royce Partners Finance Limited have been extended for a period of three years.

2. Execution of the Assignment, Assumption and Amendment Agreement relating to certain spare engine lease agreements to be entered into between MTU, TAM and Rolls Royce Leasing Limited.

3. Execution of the Agreement for Sale of Engine Maintenance Contract to be entered into between MTU and Rolls-Royce plc.